Exhibit 5.1

                            RICHARDSON & PATEL LLP
                           10900 Wilshire Boulevard
                                  Suite 500
                        Los Angeles, California 90024
                           Telephone (310) 208-1183
                           Facsimile (310) 208-1154


                                August 9, 2007

 RAPID LINK, INCORPORATED
 17383 Sunset Boulevard, Suite 350
 Los Angeles, California 90272


    Re: RAPID LINK, INCORPORATED

        Registration Statement on Form SB-2



 Ladies and Gentlemen:

 We have acted as counsel for Rapid Link, Incorporated, a Delaware corporation (the "Company"), in connection with the registration with the Securities and Exchange Commission on Form SB-2 of 64,572,143 shares of common stock, $0.001 par value per share (the "Shares"). In connection with this registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or the proposed issuance) of the Shares, the Articles of Incorporation and all amendments thereto of the Company, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

 Based upon that review, it is our opinion that the Shares now issued, as well as the Shares that may be issued upon conversion of the convertible debentures, will be legally issued, fully paid, and nonassessable.

 We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

 We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Legal Matters" in the registration statement.


 Very truly yours,

 RICHARDSON & PATEL LLP

 /s/ Richardson & Patel LLP